UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                 FORM 8-K

                              CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  November 22, 2005


                         FLEETWOOD ENTERPRISES, INC.
              (Exact Name of Registrant as Specified in its Charter)

Delaware                  1-7699                         95-1948322
(State or Other        (Commission File                (IRS Employer
Jurisdiction of            Number)                      Identification
Incorporation)                                          Number)


        3125 Myers Street, Riverside, California       92503-5527
        (Address of Principal Executive Offices)       (Zip Code)

Registrant's telephone number, including area code: (951) 351-3500


                            Not Applicable
        (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

__ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
__ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
__ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



Item 7.01   Regulation FD Disclosure

On November 22, 2005 Fleetwood Enterprises, Inc. closed its previously announced sale to institutional investors of 7.0 million shares of common stock, with aggregate proceeds of $70.7 million. The proceeds, net of offering fees and expenses, will be used to repay deferred distributions on the Company's 6% convertible trust preferred securities, plus accrued interest on the deferral amount, as well as for general corporate purposes.

The information in this Current Report on Form 8-K is furnished pursuant to
Item 7.01 and shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.


                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 28, 2005
                                   FLEETWOOD ENTERPRISES, INC.



                                   By:  /s/ Leonard J. McGill
                                       --------------------------
                                   Name:    Leonard J. McGill
                                   Its:     Senior Vice President,
                                            General Counsel and Secretary